UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2016

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On October 24, 2016, New York REIT, Inc. (the “Company”) provided notice to New York Recovery Advisors LLC (the “Advisor”) that the existing Advisory Agreement between the Company and the Advisor (the “Advisory Agreement”) will be terminated effective December 26, 2016. The Advisor is managed by AR Global Investments, LLC. Under the terms of the Advisory Agreement, there is no termination payment or fees due to the Advisor upon termination of the contract in accordance with its existing terms. Under the Advisory Agreement, the Advisor is responsible for managing the Company’s day-to-day operations.

The notice is being provided because the term of the Advisory Agreement expires on December 26, 2016 and automatically renews, unless terminated on 60 days prior written notice. The Company is evaluating proposals received under its previously announced request for proposals for all interested, qualified parties to serve as the external manager for the Company, including a proposal from the Advisor, and a decision has not been made as to whether the Company will enter into a new advisory agreement with the Advisor or another party or the terms of any new advisory agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2016	NEW YORK REIT, INC.

	By:	/s/ MICHAEL A. HAPPEL
Michael A. Happel
Chief Executive Officer and President